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                                                   April 19, 1998

[LETTERHEAD]

Board of Directors
GE Investments Funds, Inc.
3003 Summer Street
Stamford, Connecticut  06905


Directors:

         We have acted as counsel to GE Investments Funds, Inc. (the "Company"), a corporation organized under the laws of the State of Virginia, in connection with amendments 21, 22 and 23 of its registration statement as an open-end management investment company under the Investment Company Act of 1940, as amended, and in connection with its registration of an indefinite number of its shares of stock (the "Shares") under the Securities Act of 1933, as amended. In this connection, we have examined post-effective amendments numbers 20, 21 and 22 to the registration statement filed by you with the Securities and Exchange Commission on Form N-1A (File No. 2-91369) (together, the "registration statement") wherein new classes of Shares were first registered representing interests the Company's Value Equity Fund, Income Fund, Global Income Fund, Income Fund, U.S. Equity Fund and Premier Growth Equity Fund. We also are familiar with the actions taken by you at the board of directors meetings during the 1997 fiscal year in connection with the authorization, issuance and sale of the Shares.

         We have examined such Company records, certificates and other documents and reviewed such questions of law as we have considered necessary or appropriate for purposes of this opinion. In our examination of such materials, we have assumed the genuineness of all signatures and the conformity to the original documents of all copies submitted to us. As to various questions of fact material to our opinion, we have relied upon statements of officers and representatives of the Company and upon representations of the Company made in the registration statement.

         Based upon the foregoing, we are of the opinion that the Shares, when issued and sold in the manner described in the registration statement, will be legally issued, fully paid and non-assessable.

         We are attorneys licensed to practice only in the States of Georgia and New York and the District of Columbia.


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Board of Directors
April 19, 1998
Page 2


         We hereby consent to the reference to our name in the statement of additional information filed as part of post-effective amendment number 23 to the registration statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                         Very truly yours,

                         SUTHERLAND, ASBILL & BRENNAN LLP



                         By: /s/  David S. Goldstein

                                  David S. Goldstein